Exhibit 10(jj)

March 10, 2005

CHIEF EXECUTIVE OFFICER

MAJOR MEDICAL & DENTAL BENEFITS

     Benefits include all medical and dental expenses covered under the PCS US salaried/non hourly employees Plan. Covered expenses include medical and dental expenses incurred for services rendered or supplies purchased in the United States. Coverage outside the United States is provided for emergency services.

Individual Deductible Amount	$250
Family Deductible Amount	$500
Annual Out of Pocket Maximum	$1,250 individual $2,500 family
Percentage Reimbursements	90%

MEDICAL

Maximum Aggregate per Individual	$1,000,000 per lifetime
Annual Reinstatement Amount	$10,000
Maximum Medical Travel Amount (per Individual)	None

DENTAL

Maximum Dental Amount per Individual	$8,000 per calendar year

OTHER SPECIFIC LIMITS & MAXIMUMS ARE LISTED BELOW:

STANDARD COVERED EXPENSES
Maximum Nursing Services Amount	180 day maximum per year

HOSPITAL COVERED EXPENSES
Hospital Daily Amount	Reasonable and customary

PRESCRIPTION DRUG COVERED EXPENSES
In US	$10/$20 copay
In Canada	Only when traveling
Out of Country	Only when traveling
Maximum Lifestyle Drugs Amount	$500 per calendar year

PARAMEDICAL COVERED EXPENSES

Chiropractic Services	Subject to medical necessity
Physiotherapist Services	Subject to medical necessity
Acupuncturist Services	Only when used for anesthesia
Podiatrist Services	Subject to medical necessity
Speech Therapist Services	Subject to medical necessity

EXTRACARE COVERED EXPENSES
Convalescent Hospital Daily Amount	Reasonable and customary
Maximum Number of Days of Convalescent Hospital Confinement	180 day maximum per year
Maximum Visits to Psychologist or Social Worker	60 visits per year
Maximum Eye Examination Amount	Reasonable and customary Once every 12 months
Eyeglass, Frame or Contact Lens Amount	$1,000 per 24 consecutive months